BIMINI CAPITAL MANAGEMENT, INC.
ATTN: SECRETARY
3305 FLAMINGO DRIVE
VERO BEACH, FL 32963

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, May 22, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Bimini Capital Management, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, May 22, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bimini Capital Management, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BIMIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIMINI CAPITAL MANAGEMENT, INC.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

Vote On Directors
1.	To elect as a Class II Director the following nominee to serve until the 2011 Annual Meeting of Stockholders, and until his successor is duly elected and qualifies:
A) Robert E. Cauley

2.	To elect as a Class III Director the following nominee to serve until the 2009 Annual Meeting of Stockholders, and until his successor is duly elected and qualifies:
A) Robert J. Dwyer

For	Abstain

m	m

For	Abstain

m	m

Vote on Proposal		For	Against	Abstain

3.	To amend Bimini Capital Management, Inc.’s Charter.	m	m	m

4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournments or postponements thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Note: Please sign exactly as name appears hereon. When shares are held jointly, both owners must sign. When signing in a representative capacity, please so indicate.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

BIMINI CAPITAL MANAGEMENT, INC.

2008 Annual Meeting of Stockholders

Tuesday, May 27, 2008
8:00 a.m.
Vero Beach Hotel & Club
Shoreline Room
3500 Ocean Drive
Vero Beach, FL

▼FOLD AND DETACH HERE▼	▼FOLD AND DETACH HERE▼

BIMINI CAPITAL MANAGEMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
MAY 27, 2008

The stockholder(s) hereby appoint(s) each of Jeffrey J. Zimmer, Robert E. Cauley and J. Christopher Clifton as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Bimini Capital Management, Inc. that the stockholder(s) is/are entitled to vote at the 2008 Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern Time on May 27, 2008, at the Vero Beach Hotel & Club, Shoreline Room, 3500 Ocean Drive, Vero Beach, Florida, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL LISTED ON THE REVERSE SIDE .

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)